Exhibit 99.1

SEPARATION AGREEMENT AND RELEASE OF ALL CLAIMS

This Separation Agreement and Release of All Claims (“Agreement”) is made between Stereotaxis, Inc., including its divisions, subsidiaries, parent and affiliated corporations, successors and assigns (individually and collectively, “Stereotaxis”) and Kevin M. Barry (“Employee”) (hereinafter collectively referred to as “the Parties”).

WHEREAS, Employee was employed by the Stereotaxis on November 5, 2018; and

WHEREAS, Employee was employed by Stereotaxis as Chief Legal Officer, Chief Compliance Officer & Secretary; and

WHEREAS, Stereotaxis and Employee mutually desire to sever the employment relationship between them in a manner mutually beneficial to both parties; and

WHEREAS, Employee’s employment with Stereotaxis was terminated effective April 15, 2020, (“Separation Date”). This Agreement shall be effective as of the eighth day following the date on which it is executed by Employee without Employee having exercised his/her revocation right described below (the “Effective Date”). This Agreement must be executed and returned to Alli Ewen by May 20, 2020 to become effective. Stereotaxis and Employee agree that nothing contained in this Agreement is an admission by any party hereto of any wrongdoing, either in violation of an applicable law or otherwise, and that nothing in this Agreement is to be construed as such by any person.

NOW, THEREFORE, in consideration of the following terms and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employee and Stereotaxis, Inc. agree as follows:

1.	Separation Date. Employee’s employment with Stereotaxis terminated effective April 15, 2020 (“Separation Date”). It is furthermore agreed that, Employee has resigned as board member of Stereotaxis International B.V. as per the 15th day of April 2020.

2.	Consideration. In full consideration for Employee’s Release of All Claims pursuant to Section 3 of this Agreement and Employee’s execution of this Agreement, the sufficiency of which is acknowledged by Employee, the Parties agree as follows:

(a)	Acceleration of Vesting. Notwithstanding anything in any stock plan or award agreement to the contrary, Employee’s award(s) under any Stereotaxis stock plan (including without limitation awards of stock options) shall become fully vested. Specifically, all outstanding unvested options of the 30,000 options granted on November 5, 2018, and all outstanding unvested options of the 10,000 options granted on March 3, 2019 will become fully vested and exercisable as of the Effective Date of this Agreement.

(b)	Insurance Benefit. Employee can exercise Employee’s COBRA conversion privileges as provided by law, effective on the Separation Date, for the group medical, dental, and vision insurance coverage Employee was provided during employment with Stereotaxis. Employee has sixty (60) days to elect COBRA coverage.

If Employee timely elects COBRA, Stereotaxis will pay a portion of the cost under COBRA for continuing Employee’s group medical, dental, and vision insurance (the portion shall match the premium split as it was when Employee was actively employed) from April 16, 2020 through October 15, 2020. Thereafter, Employee shall be responsible to pay the full cost to continue Employee’s group medical, dental, and vision insurance under COBRA.

If Employee does not elect COBRA, Employee’s group medical, dental, and insurance coverage will cease as of 11:59 P.M. on April 15, 2020.

(c)	Unemployment. Provided that Employee has not violated the terms of this Agreement, Stereotaxis agrees not to protest Employee’s request for unemployment benefits.

(d)	Outplacement. Stereotaxis will compensate up to, but not more than $750 in outplacement services (firm of Employee’s choice). The invoice should be billed to Stereotaxis directly no later than 6 months from the Separation Date.

Except as specifically stated herein, Employee shall not accrue any benefits after the Termination Date, and no other amounts (other than any vested benefits accrued by Employee under any qualified retirement plan maintained by Stereotaxis), are due Employee by Stereotaxis. Employee acknowledges, understands, and agrees that he/she is entitled to no other compensation or benefits, including but not limited to any type of bonus or incentive compensation.

Employee acknowledges, understands, and agrees that the consideration described in Section 2 of this Agreement, and provided to Employee in exchange for Employee’s execution of this Agreement, is not otherwise required by law or by any employment contract, practice or policy, and that by providing such consideration, Stereotaxis does not admit that it had any obligation to make such payments.

This Agreement is not an admission by Stereotaxis of any violation of any obligation or any federal, state or local statute, law, or ordinance, and any alleged violation or admission of violation is hereby specifically denied by Stereotaxis. The existence and execution of this Agreement shall not be considered, and shall not be admissible in any proceeding, as an admission by Stereotaxis or anyone released hereby, of any liability, error, violation or omission.

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3.	Release of All Claims. Employee hereby voluntarily and knowingly fully releases, acquits and forever discharges Stereotaxis, and all of its current and former affiliates, subsidiaries, predecessors, parent companies, successors and assigns, and all of their present and former owners, officers, directors, shareholders, employees, agents, trustees, representatives and fiduciaries (individually and collectively, “Released Parties”) from any and all demands, claims, actions, suits, causes of action, complaints, liabilities, costs, contracts, agreements and damages of any nature whatsoever (whether known or unknown, foreseen or unforeseen, in law, in equity or otherwise), including, but not limited to, claims for back pay, front pay, past or future employment or reemployment, statutory liquidated damages, compensatory and punitive damages, damages for emotional distress, costs, expenses, paid time off, other entitlements or benefits, requests/applications for reemployment, reinstatement, and compensation of every nature and description, including attorneys’ fees, which Employee has now or may have now against Stereotaxis or any Released Parties by reason of any conduct, acts, omissions, cause of any transaction whatsoever up to the date of execution of this Agreement, including without limitation those arising from or relating to Employee’s employment by Stereotaxis and/or the cessation of that employment. This complete release expressly extends to all claims based on the present and future effects of past acts of Stereotaxis or any Released Parties.

This Release of All Claims by Employee includes, but is not limited to, any and all claims under Title VII of the Civil Rights Act of 1964 (as amended), the Civil Rights Act of 1866, the Age Discrimination in Employment Act, the Family and Medical Leave Act, the Fair Labor Standards Act, 42 USC § 1981, et seq., the Americans with Disabilities Act, the Employee Retirement Income Security Act of 1974 (ERISA), the Older Workers Benefit Protection Act, the Genetic Information Non-Discrimination Act, the Missouri Human Rights Act, the Missouri Employment Security laws, wage claims, the Missouri Workers’ Compensation Act, the Missouri public policy exception to the at-will employment doctrine, the Missouri Whistleblower’s Protection Act, the Missouri Service Letter Statute, any and all other Missouri wage and benefit payment laws, and any and all other federal, state and local statutes, regulations, ordinances, executive orders, policies, common law or any contract, alleged policy, manual or breach of any implied covenant of good faith and fair dealing.

This Agreement shall not limit, in any way, Employee’s right to file a charge or participate in an investigation or proceeding conducted by the Equal Employment Opportunity Commission or any other federal, state, or local administrative agency on Employee’s behalf arising out of or related to employment with and/or separation from employment with Stereotaxis, and Employee agrees that he/she has waived any right to monetary or other recovery from any such claim.

Employee further agrees that neither Employee nor any person, organization or any other entity acting on Employee’s behalf has filed or will file, claim or sue, or cause or permit to be filed, any complaint, claim or grievance against Stereotaxis or any of the Released Parties at any time hereafter involving any matter occurring in the past up to the date of execution of this Agreement, and agrees that he/she will indemnify and hold Stereotaxis and/or any of the Released Parties harmless and pay their attorneys’ fees in the vent they are caused to defend such a complaint, claim or grievance which he/she night file or cause to be filed or remain on file. Employee further agrees that if any such complaint, claim or grievance is filed, Stereotaxis’ obligation to make the payments and benefits referred to in Section 2 herein shall terminate immediately upon the occurrence of any such filing, claim or grievance, and Employee shall (i) repay to Stereotaxis any and all money paid pursuant to this Agreement; (ii) pay any and all costs or expenses incurred by Stereotaxis, including reasonable attorneys’ fees, in defending against any such filing, claim or grievance; and (iii) pay any and all other damages awarded by a court of competent jurisdiction.

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Employee further explicitly waives all required notices under any state or federal WARN act, all rights to any future employment opportunities with Stereotaxis or the Released Parties and agrees not to apply for employment with Stereotaxis or the Released Parties. If Employee applies for employment with Stereotaxis or the Released Parties despite the obligations under this paragraph, then Employee shall have no claim or cause of action against Stereotaxis or the Released Parties if they do not hire him/her and/or hired either any other person or no one instead of him/her.

Nothing in this Agreement shall be construed to mean that Employee is waiving or releasing claims to enforce this Agreement, claims for workers’ compensation benefits, claims for unemployment benefits, claims for any vested benefits owed to Employee, claims for any vested rights Employee may have under any retirement plan of Stereotaxis, claims for rights under COBRA or claims arising after the date Employee executes this Agreement.

Employee understands and agrees that this Release of All Claims contained in Section 3 applies to and includes all known, suspected, unknown or unsuspected claims, consequences or results. Employee acknowledges and agrees that he/she has received any and all wages, benefits, or other compensation due him/her for work performed, including any overtime and/or premium compensation.

Employee represents and warrants that, to the best of Employee’s knowledge, Employee possesses no federal or state leave claims, Fair Labor Standards Act claims, or workers’ compensation claims against Stereotaxis or the Released Parties. Employee further represents and warrants that Employee has received any and all compensation pursuant to state and federal wage and hour laws and any and all leave pursuant to the Family and Medical Leave Act or any other federal or state law to which Employee may have been entitled as an employee of Stereotaxis, and that Employee is not currently aware of any facts or circumstances constituting a violation of any federal or state leave laws, the Fair Labor Standards Act, or of any workers’ compensation statutes.

4.	Unlimited Waiver. Employee expressly acknowledges that this Agreement is intended to include in its effect, without limitation, all claims which Employee does not know or suspect to exist in his/her favor at the time of the execution of this Agreement and that this Agreement contemplates the extinguishment of any such claim(s). Thus, Employee hereby expressly waives any right he/she may have thereunder, as well as under any other statute or common law principle of similar effect.

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5.	Non-Disclosure. Employee acknowledges during Employee’s employment with Stereotaxis, Employee had substantial access to Stereotaxis’ confidential and proprietary information, trade secrets, business methods, finances, personnel matters, customer information of Stereotaxis, processes, designs, products, documentation, data, research and development plans and activities, standard operating procedures and validation records, drawings, tools, techniques, software and computer programs and derivative works, inventions (whether patentable or not), improvements, copyrightable material, business and marketing plans, projections, sales data and reports, and confidential evaluations. In addition to any and all confidentiality, non-disclosure or other agreements applicable to employee, by which Employee shall continue to be bound, Employee shall not, at any time, use, disclose, divulge, access or communicate by any manner or method any of Stereotaxis’ or the Released Parties’ trade secrets or confidential information to any third party or for Employee’s benefit or for the benefit of any third party. Employee agrees that Employee shall continue to protect and guard Stereotaxis’ confidential/proprietary information and trade secrets of any kind and continue to adhere to any confidentiality, non-disclosure, or non-solicitation obligations to Stereotaxis in the Stereotaxis handbook and pursuant to any written agreement, including without limitation that certain Terms and Conditions of Employment executed by Employee in favor of Stereotaxis (the “At-Will Agreement”).

Employee also expressly acknowledges that this Agreement shall not reduce continuing obligations under Missouri law and/or under any policy Employee either was and/or remains subject to pursuant to Employee’s employment with Stereotaxis. Employee promises Employee has returned all of Stereotaxis’ property in Employee’s possession to Stereotaxis. If Employee in the future discovers Employee still has Stereotaxis property in Employee’s possession, Employee shall return it immediately.

Employee agrees that his/her use or disclosure of any such confidential/proprietary information and/or trade secrets may cause serious, irreparable harm to Stereotaxis and that any remedy at law that Stereotaxis may have for breach of this Agreement could be inadequate. Therefore, in addition to any other remedies Stereotaxis may have under this Agreement, at law or in equity, Stereotaxis may seek injunctive relief (without bond) in the event Employee breaches or threatens to breach this Agreement and/or reveal any such confidential/proprietary information and/or trade secrets. No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy. The election of any one or more remedies shall not constitute a waiver of the right to pursue other available remedies.

6.	Non-Competition and Non-Solicitation. Employee acknowledges and affirms the duties and restrictions contained in the At-Will Agreement (a copy of which is attached to this Agreement), including without limitation, the following:

“Non-Competition, Non-solicitation. Employee agrees that while employed by the Company and for one year after the employment terminates for any reason, and regardless of how or why Employee’s termination occurs, Employee shall not, directly or indirectly (whether individually or as owner, partner, consultant, employee or otherwise):

a) engage in, assist or have an interest in, enter the employment of, or act as an agent, advisor or consultant for, any person or entity that then is or intends to be in competition with the Company with respect to Stereotaxis Business. A person or entity will be deemed “in competition” if it is involved in research, development, manufacture, supplying or sale of a product, process, apparatus, service or development which is competitive with a product, process, apparatus, service or development on which Employee worked, or with respect to which Employee has or had access to Confidential Information during or as a result of the Employee’s employment.

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b) solicit, divert, or take away, or attempt to solicit, divert or take away from the Company the business of any customers for the purpose of selling or providing to such customer any product or service which is included in the Stereotaxis Business as defined herein;

c) knowingly to cause or attempt to cause any customer, vendor, or other third party collaborating with the Company to terminate or reduce its existing relationship with the Company;

d) knowingly solicit, induce, or hire, or attempt to solicit, induce, or hire, any employee, consultant, or distributor of the Company to leave the employ of the Company and/or to work for any competitor of the Company.”

7.	Confidentiality of Agreement. The Parties acknowledge, understand and agree that the contents of this Agreement, its negotiations, and the events leading up to the Agreement are and shall at all times remain confidential. Employee further agrees not to disclose or cause to be disclosed in any manner or method the existence of this Agreement and/or the terms and conditions of this Agreement to any third party, other than to Employee’s spouse, attorneys, accountant and tax advisors who have a need to know in order to render Employee professional advice or service, provided these parties are advised of and agree to be bound by the confidentiality provision of this Agreement. To the extent disclosure of this Agreement and/or the terms and conditions of this Agreement are required by law, Employee may disclose, after timely written notice to Stereotaxis, the contents of this Agreement, and then only upon using best efforts to obtain an appropriate confidentiality agreement from any third party prior to such disclosure.

8.	Return of Stereotaxis’ Property. Employee agrees to promptly return to Stereotaxis any and all electronic media files, company keys, company vehicles, credit cards, equipment, documents, papers, records, notes, memoranda, plans, files, and any other records or documents containing information concerning Stereotaxis (including its employees, customers, or operations) or any of the Released Parties.

9.	Severability. If any term, provision, covenant or condition of this Agreement is held to be invalid, void or unenforceable in any respect, the remaining terms and provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Nothing contained in this Agreement shall be construed to require the commission of any act contrary to law, and whenever there is any conflict between any provision of this Agreement and any present or future statute, law, government regulation or ordinance, the latter shall prevail, but in such event the provisions of this Agreement affected shall be curtailed and restricted only to the extent necessary to bring them within legal requirements.

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It is the express intent of the parties to provide reasonable protection of all legitimate business interests of Stereotaxis, and to restrict the activities of Employee only to the extent necessary to protect these legitimate business interests. If any provision of this Agreement is found unenforceable by any court of competent jurisdiction, the Parties agree that such court is expressly authorized to modify any such unenforceable provision of this Agreement in lieu of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement or by making such other modifications as it deems warranted to carry out the intent and agreement of the Parties as embodied herein to the maximum extent permitted by law to protect Stereotaxis’ legitimate business interests. The Parties expressly agree that this Agreement as so modified by the court shall be binding upon and enforceable against each of them.

10.	Non-Disparagement. Employee agrees and acknowledges that Employee shall not knowingly perform any act or make any statement which will in any way damage or injure the reputation, business or name of Stereotaxis or any of the Released Parties. Stereotaxis agrees that it will not make any official statement or take or omit to take any action, the effect of which is to criticize or otherwise disparage Employee in any way.

11.	Governing Law. This Agreement shall be governed by, construed, interpreted, and enforced in all respects in accordance with the laws of the State of Missouri, without regard to conflict of law principles, and whenever possible, each provision herein shall be interpreted in such manner as to be effective or valid under applicable law. The Parties agree and consent to jurisdiction and venue for any claims related to this Agreement or its breach, waiving any objection to venue laid herein, being proper only in the Circuit Court for St. Louis County, Missouri or the United States District Court for the Eastern District of Missouri.

12.	Entire Agreement. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, personal representatives, successors and assigns. The Parties acknowledge this Agreement constitutes the entire agreement between them superseding all prior written and oral agreements or understandings between the Parties covering the subject matter hereof, with the exception that Employee shall continue to be bound by any confidentiality and/or non-competition agreement executed by Employee with Stereotaxis including without limitation the At-Will Agreement.

The Parties agree that this Agreement may be signed in counterparts with the same effect as if the signatures were upon the same document. Employee and Stereotaxis warrant that there are no representations, agreements, arrangements or understandings, oral or written, between the Parties hereto, relating to the subject matter contained in this Agreement that are not fully expressed herein.

13.	Breach. If Employee breaches any of the provisions of this Agreement, Stereotaxis shall not be required to provide the consideration to Employee pursuant to Section 2 of this Agreement. If Employee breaches any of the provisions of this Agreement during the period Stereotaxis is making Separation Payments, all payments to Employee from Stereotaxis shall cease. Employee will also be required to repay to Stereotaxis all payments (for Severance Pay or continuation of benefits) previously made pursuant to this Agreement, along with any costs and fees for collection of these amounts, including but not limited to attorneys’ fees.

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14.	Amendments. The Parties agree that this Agreement may not be modified, altered or changed except by mutual written agreement signed by the Parties hereto.

15.	Age Claim Waiver and Acknowledgment of Notice. Employee understands that there is included within the releases given by Employee a release and waiver of all rights and claims Employee may have under the Age Discrimination in Employment Act (“ADEA”) and the Older Workers Benefit Protection Act (“OWBPA”). In order to comply with such Acts, Stereotaxis hereby advises Employee as follows and Employee acknowledges and agrees that:

(a) Employee has been advised in writing to consult an attorney prior to executing this Agreement, and Employee has had an adequate opportunity to discuss this Agreement with and seek the advice of an attorney;

(b) the waiver and release of rights and claims under the ADEA and/or OWBPA pertains only to rights and claims arising on or before the Effective Date of this Agreement, but not to rights or claims under the ADEA and/or OWBPA that may arise after this Agreement is executed;

(c) Employee has twenty-one (21) days from the date of receipt of this Agreement to review and consider this Agreement to determine whether or not Employee desires to accept the terms and conditions contained in this Agreement and whether or not to execute and deliver the signed copy of this Agreement to Stereotaxis. Employee acknowledges receipt of this Agreement on April 29, 2020;

(d) Notwithstanding any other provision hereof, this Agreement shall not become effective until seven (7) days have passed following the date on which it is executed by Employee. During said 7-day period, Employee may revoke this Agreement by notice in writing to Stereotaxis, in which case this Agreement shall be null and void and unenforceable by either party and Employee shall not be entitled to receive any part of any payments described herein from Stereotaxis;

(e) Should Employee revoke his/her acceptance of this Agreement, Stereotaxis shall have no obligation to pay or provide any part of the payments or benefits described herein;

(f) Employee confirms that this Agreement is written in a manner calculated to be understood, and that Employee understands the intended effect of each and every provision of this Agreement;

(g) Employee has had a reasonable amount of time to consider the terms of this Agreement; and

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(h) Employee has read and fully understands all of the provisions of this Agreement and Employee has decided to accept this Agreement knowingly, voluntarily and without duress or coercion of any kind.

Employee can revoke this Agreement by notifying Stereotaxis in writing at: Stereotaxis, Inc., 4320 Forest Park Avenue, Suite 100, St. Louis, Missouri 63108, Attn: Alli Ewen, prior to the expiration of the seven (7) day revocation period.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the dates indicated below.

AGREED TO AND ACCEPTED:

/s/ Kevin M. Barry		April 29, 2020
Kevin M. Barry		Date

STEREOTAXIS:

By:	/s/ David Fischel

Name:	David Fischel

Title:	Chief Executive Officer

Date:	May 1, 2020

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